Exhibit 99.1

FTI Consulting, Inc.

1101 K Street NW

Washington, DC 20005

+1.202.312.9100

Investor & Media Contact:

Mollie Hawkes

+1.617.747.1791

mollie.hawkes@fticonsulting.com

FTI Consulting Reports First Quarter 2015 Results

• First Quarter Revenues of $432.3 Million

• First Quarter Adjusted EPS of $0.57; Fully Diluted EPS of $0.57

Washington, D.C., April 30, 2015 — FTI Consulting, Inc. (NYSE: FCN) (the “Company”), the global business advisory firm dedicated to helping organizations protect and enhance their enterprise value, today released its financial results for the quarter ended March 31, 2015.

For the quarter, revenues increased 1.6 percent to $432.3 million compared to $425.6 million in the prior year quarter. Fully diluted earnings per share (“EPS”) were $0.57 compared to $0.45 in the prior year quarter. EPS in the prior year quarter included remeasurement gains related to the reduction in the fair value of estimated future contingent consideration payments for prior acquisitions, which increased EPS by $0.04. Adjusted EPS were $0.57 and Adjusted EBITDA was $58.7 million, or 13.6 percent of revenues, compared to Adjusted EPS of $0.41 and Adjusted EBITDA of $51.2 million, or 12.0 percent of revenues in the prior year quarter.

Adjusted EPS, Adjusted EBITDA and Adjusted Segment EBITDA are non-GAAP financial measures defined elsewhere in this press release and are reconciled to the most directly comparable GAAP measures in the accompanying financial tables.

Commenting on these results, Steven H. Gunby, President and Chief Executive Officer of FTI Consulting, said, “We are pleased with our earnings per share of $0.57 even though the earnings reflect, in part, some one-time benefits and a slow start to investments. What is most gratifying and important is the ongoing progress in our key change initiatives — most visibly this quarter in our Corporate Finance/Restructuring and Strategic Communications businesses — but in fact, across all of our business segments, as these initiatives are building a solid foundation for sustainable growth.”

Cash Position

Net cash used by operating activities for the quarter was $51.3 million compared to net cash used by operating activities of $110.8 million in the prior year quarter. Cash and cash equivalents were $225.3 million at March 31, 2015 compared to $77.0 million with $20.0 million of short-term borrowings at March 31, 2014.

First Quarter Segment Results

Corporate Finance/Restructuring

Revenues in the Corporate Finance/Restructuring segment increased 13.0 percent to $106.2 million in the quarter compared to $94.0 million in the prior year quarter. The increase in revenues was driven by higher demand for the segment’s bankruptcy restructuring and non-distressed service offerings in North America and transaction advisory services in the Europe, Middle East and Africa (“EMEA”) region, which was partially offset by a continued slowdown in the segment’s Australia restructuring practice. Adjusted Segment EBITDA was $22.5 million, or 21.2 percent of segment revenues, compared to $11.0 million, or 11.7 percent of segment revenues in the prior year quarter. The increase in Adjusted Segment EBITDA margin was due to an increase in higher margin bankruptcy and restructuring activity in North America and growth in transaction advisory services in EMEA, which were partially offset by lower restructuring activity in Australia.

Forensic and Litigation Consulting

Revenues in the Forensic and Litigation Consulting segment increased 1.5 percent to $123.3 million in the quarter compared to $121.4 million in the prior year quarter. The increase in revenues was driven by higher demand in the segment’s health solutions, global construction solutions and investigations practices, which was partially offset by declines in the financial and enterprise data analytics practice. Adjusted Segment EBITDA was $22.1 million, or 17.9 percent of segment revenues, compared to $26.5 million, or 21.8 percent of segment revenues in the prior year quarter. The decrease in Adjusted Segment EBITDA margin was due to lower utilization as we continue to increase staffing in order to expand our capabilities, coupled with higher recruiting, travel and marketing expenses, which more than offset the improvement in margin in the segment’s health solutions practice.

Economic Consulting

Revenues in the Economic Consulting segment declined 0.7 percent to $106.1 million in the quarter compared to $106.9 million in the prior year quarter, including a 2.5 percent negative impact from foreign currency translation (“FX”), which was largely offset by a 1.9 percent positive impact from acquisitions. Lower demand in non-mergers and acquisitions (“M&A”) related finance and antitrust services was largely offset by higher M&A-related antitrust services and higher demand for our international arbitration, regulatory and valuation practices in EMEA. Adjusted Segment EBITDA was $11.6 million, or 10.9 percent of segment revenues, compared to $13.0 million, or 12.2 percent of segment revenues in the prior year quarter. The decrease in Adjusted Segment EBITDA margin was due to lower utilization in the finance practice, higher variable compensation in the EMEA antitrust practice and lower margins on revenue from acquisitions, which was partially offset by increased utilization in international arbitration, regulatory and valuation services and lower bad debt and occupancy expenses.

Technology

Revenues in the Technology segment decreased 9.0 percent to $54.7 million in the quarter compared to $60.1 million in the prior year quarter. The decrease in revenues was primarily due to a decline in large complex global investigation work and lower consulting and services revenues. Adjusted Segment EBITDA was $10.1 million, or 18.4 percent of segment revenues, compared to $17.3 million, or 28.9 percent of segment revenues in the prior year quarter. The decrease in Adjusted Segment EBITDA margin was due to lower average price realization on consulting and services revenues, higher research and development expenses and increased investments in global services delivery, marketing and business development.

Strategic Communications

Revenues in the Strategic Communications segment decreased 2.5 percent to $42.1 million in the quarter compared to $43.2 million in the prior year quarter, which included a 7.0 percent unfavorable impact from FX. Excluding the FX impact, revenues increased 4.4 percent primarily due to growth in project-based revenues in EMEA and Asia Pacific. Adjusted Segment EBITDA was $5.8 million, or 13.7 percent of segment revenues, compared to $2.7 million, or 6.3 percent of segment revenues in the prior year quarter. The increase in Adjusted Segment EBITDA margin was driven by an improved mix of higher margin engagements and reduced headcount-related costs resulting from cost savings activities initiated in 2014.

First Quarter 2015 Conference Call

FTI Consulting will host a conference call for analysts and investors to discuss first quarter 2015 financial results at 9:00 a.m. Eastern Time on April 30, 2015. The call can be accessed live and will be available for replay over the Internet for 90 days by logging onto the Company’s website at www.fticonsulting.com.

About FTI Consulting

FTI Consulting, Inc. is a global business advisory firm dedicated to helping organizations protect and enhance enterprise value in an increasingly complex legal, regulatory and economic environment. With more than 4,400 employees located in 26 countries, FTI Consulting professionals work closely with clients to anticipate, illuminate and overcome complex business challenges in areas such as investigations, litigation, mergers and acquisitions, regulatory issues, reputation management, strategic communications and restructuring. The company generated $1.76 billion in revenues during fiscal year 2014. More information can be found at www.fticonsulting.com.

Use of Non-GAAP Measures

Note: We define Segment Operating Income (Loss) as a segment’s share of consolidated operating income (Loss). We define Total Segment Operating Income (Loss) as the total of Segment Operating Income (Loss) for all segments, which excludes unallocated corporate expenses. We use Segment Operating Income for the purpose of calculating Adjusted Segment EBITDA. We define Adjusted EBITDA as consolidated net income (loss) before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and loss on early extinguishment of debt. We define Adjusted Segment EBITDA as a segment’s share of consolidated operating income before depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges and goodwill impairment charges. We define Total Adjusted Segment EBITDA as the total of Adjusted Segment EBITDA for all segments, which excludes unallocated corporate expenses. We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of total revenues. We define Adjusted Segment EBITDA Margin as Adjusted Segment EBITDA as a percentage of a segment’s share of revenue. We use Adjusted Segment EBITDA to internally evaluate the financial performance of our segments because we believe it is a useful supplemental measure which reflects current core operating performance and provides an indicator of the segment’s ability to generate cash. We also believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our operating results, including underlying trends, by excluding the effects of remeasurement of acquisition-related contingent consideration, special charges and goodwill impairment charges. In addition, EBITDA is a common alternative measure of operating performance used by many of our competitors. It is used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in our industry. Therefore, we also believe that these measures, considered along with corresponding GAAP measures, provide management and investors with additional information for comparison of our operating results to the operating results of other companies.

We define Adjusted Net Income and Adjusted Earnings per Diluted Share (“Adjusted EPS”) as net income (loss) and earnings per diluted share, respectively, excluding the impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. We use Adjusted Net Income for the purpose of calculating Adjusted EPS. Management uses Adjusted EPS to assess total Company operating performance on a consistent basis. We believe that this measure, when considered together with our GAAP financial results, provides management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. Non-GAAP financial measures are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Consolidated Statements of Comprehensive Income. Reconciliations of GAAP to non-GAAP financial measures are included elsewhere in this press release.

Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve uncertainties and risks. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues, future results and performance, expectations, plans or intentions relating to acquisitions and other matters, business trends and other information that is not historical, including statements regarding estimates of our future financial results. When used in this press release, words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, estimates of our future financial results, are based upon our expectations at the time we make them and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and estimates will be achieved, and the Company’s actual results may differ materially from our expectations, beliefs and estimates. Further, preliminary results are subject to normal year-end adjustments. The Company has experienced fluctuating revenues, operating income and cash flow in prior periods and expects that this will occur from time to time in the future. Other factors that could cause such differences include declines in demand for, or changes in, the mix of services and products that we offer, the mix of the geographic locations where our clients are located or where services are performed, adverse financial, real estate or other market and general economic conditions, which could impact each of our segments differently, the pace and timing of the consummation and integration of past and future acquisitions, the Company’s ability to realize cost savings and efficiencies, competitive and general economic conditions, retention of staff and clients and other risks described under the heading “Item 1A Risk Factors” in the Company’s most recent Form 10-K filed with the SEC and in the Company’s other filings with the SEC, including the risks set forth under “Risks Related to Our Reportable Segments” and “Risks Related to Our Operations”. We are under no duty to update any of the forward looking statements to conform such statements to actual results or events and do not intend to do so.

FINANCIAL TABLES FOLLOW

# # #

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2015 AND 2014

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,
	2015	2014

Revenues	$432,338	$425,552

Operating expenses
Direct cost of revenues	279,030	274,275
Selling, general and administrative expenses	102,214	108,387
Acquisition-related contingent consideration	234	(1,843)
Amortization of other intangible assets	3,012	4,616

	384,490	385,435

Operating income	47,848	40,117

Other income (expense)
Interest income and other	(137)	1,003
Interest expense	(12,368)	(12,655)

	(12,505)	(11,652)

Income before income tax provision	35,343	28,465

Income tax provision	11,657	10,348

Net income	$23,686	$18,117

Earnings per common share - basic	$0.59	$0.46

Earnings per common share - diluted	$0.57	$0.45

Weighted average common shares outstanding - basic	40,384	39,438

Weighted average common shares outstanding - diluted	41,324	40,457

Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments, net of tax of $0	$(20,482)	$4,728

Total other comprehensive income (loss), net of tax	(20,482)	4,728

Comprehensive income	$3,204	$22,845

FTI CONSULTING, INC.

OPERATING RESULTS BY BUSINESS SEGMENT

	Revenues	Adjusted EBITDA	Margin	Utilization	Average Billable Rate	Revenue- Generating Headcount
	(in thousands)					(at period end)
Three Months Ended March 31, 2015
Corporate Finance/Restructuring	$106,212	$22,480	21.2%	74%	$374	735
Forensic and Litigation Consulting	123,265	22,071	17.9%	68%	$318	1,145
Economic Consulting	106,081	11,556	10.9%	73%	$501	566
Technology (1)	54,654	10,073	18.4%	N/M	N/M	360
Strategic Communications (1)	42,126	5,752	13.7%	N/M	N/M	556

	$432,338	71,932	16.6%			3,362

Corporate		(13,264)

Adjusted EBITDA		$58,668	13.6%

Three Months Ended March 31, 2014
Corporate Finance/Restructuring	$93,982	$10,951	11.7%	70%	$362	726
Forensic and Litigation Consulting	121,429	26,494	21.8%	75%	$317	1,076
Economic Consulting	106,851	13,030	12.2%	72%	$523	538
Technology (1)	60,063	17,348	28.9%	N/M	N/M	321
Strategic Communications (1)	43,227	2,729	6.3%	N/M	N/M	584

	$425,552	70,552	16.6%			3,245

Corporate		(19,356)

Adjusted EBITDA		$51,196	12.0%

(1)	The majority of the Technology and Strategic Communications segments’ revenues are not generated based on billable hours. Accordingly, utilization and average billable rate metrics are not presented as they are not meaningful as a segment-wide metric.

FTI CONSULTING, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

FOR THE THREE MONTHS ENDED MARCH 31, 2015 AND 2014

(in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014

Net income	$23,686	$18,117
Add back:
Remeasurement of acquisition-related contingent consideration, net of tax effect (1)	—	(1,350)

Adjusted Net Income	$23,686	$16,767

Earnings per common share – diluted	$0.57	$0.45
Add back:
Remeasurement of acquisition-related contingent consideration, net of tax effect (1)	—	(0.04)

Adjusted EPS – diluted	$0.57	$0.41

Weighted average number of common shares outstanding – diluted	41,324	40,457

(1)	The tax effect takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). The effective tax rates for the adjustments related to the remeasurement of acquisition-related contingent consideration for the three months ended March 31, 2014 was 36.4%. The tax expense related to the remeasurement of acquisition-related contingent consideration for the three months ended March 31, 2014 was $0.8 million, or a $0.02 impact on diluted earnings per share. In the three months ended March 31, 2015, there were no adjustments related to the remeasurement of acquisition-related contingent consideration.

RECONCILIATION OF NET INCOME AND OPERATING INCOME TO ADJUSTED EBITDA

(in thousands)

Three Months Ended March 31, 2015	Corporate Finance / Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Corp HQ	Total

Net income							$23,686
Interest income and other							137
Interest expense							12,368
Income tax provision							11,657

Operating income	$20,764	$20,474	$10,296	$6,198	$4,197	$(14,081)	$47,848
Depreciation and amortization	782	1,015	952	3,677	565	817	7,808
Amortization of other intangible assets	934	582	308	198	990	—	3,012

Adjusted EBITDA	$22,480	$22,071	$11,556	$10,073	$5,752	$(13,264)	$58,668

Three Months Ended March 31, 2014	Corporate Finance / Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Corp HQ	Total

Net income							$18,117
Interest income and other							(1,003)
Interest expense							12,655
Income tax provision							10,348

Operating income	$8,607	$25,402	$12,430	$13,066	$1,005	$(20,393)	$40,117
Depreciation and amortization	791	1,015	1,081	4,064	597	1,037	8,585
Amortization of other intangible assets	2,215	750	306	218	1,127	—	4,616
Remeasurement of acquisition-related contingent consideration	(662)	(673)	(787)	—	—	—	(2,122)

Adjusted EBITDA	$10,951	$26,494	$13,030	$17,348	$2,729	$(19,356)	$51,196

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2015 AND 2014

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2015	2014
Operating activities
Net income	$23,686	$18,117

Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	7,808	8,585
Amortization of other intangible assets	3,012	4,616
Acquisition-related contingent consideration	234	(1,843)
Provision for doubtful accounts	2,998	4,442
Non-cash share-based compensation	6,736	9,503
Non-cash interest expense	671	675
Other	(132)	(443)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, billed and unbilled	(41,330)	(71,474)
Notes receivable	(1,003)	(26,088)
Prepaid expenses and other assets	3,583	11,927
Accounts payable, accrued expenses and other	15,959	18,815
Income taxes	5,524	(684)
Accrued compensation	(74,987)	(93,573)
Billings in excess of services provided	(4,092)	6,630

Net cash used in operating activities	(51,333)	(110,795)

Investing activities
Payments for acquisition of businesses, net of cash received	—	(15,611)
Purchases of property and equipment	(8,876)	(15,179)
Other	71	(10)

Net cash used in investing activities	(8,805)	(30,800)

Financing activities
Borrowings under revolving line of credit, net	—	20,000
Purchase and retirement of common stock	—	(4,367)
Net issuance of common stock under equity compensation plans	4,031	(2,490)
Deposits	1,380	—
Other	(85)	(101)

Net cash provided by financing activities	5,326	13,042

Effect of exchange rate changes on cash and cash equivalents	(3,573)	(275)

Net decrease in cash and cash equivalents	(58,385)	(128,828)
Cash and cash equivalents, beginning of period	283,680	205,833

Cash and cash equivalents, end of period	$225,295	$77,005

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

AT MARCH 31, 2015 AND DECEMBER 31, 2014

(in thousands, except per share amounts)

	March 31, 2015	December 31, 2014
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$225,295	$283,680
Accounts receivable:
Billed receivables	382,333	381,464
Unbilled receivables	290,297	248,462
Allowance for doubtful accounts and unbilled services	(159,345)	(144,825)

Accounts receivable, net	513,285	485,101
Current portion of notes receivable	33,393	27,208
Prepaid expenses and other current assets	51,121	60,852
Current portion of deferred tax assets	24,840	27,332

Total current assets	847,934	884,173
Property and equipment, net of accumulated depreciation	79,389	82,163
Goodwill	1,201,652	1,211,689
Other intangible assets, net of amortization	72,264	77,034
Notes receivable, net of current portion	115,263	122,149
Other assets	54,867	53,319

Total assets	$2,371,369	$2,430,527

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses and other	$102,231	$99,494
Accrued compensation	147,030	220,959
Current portion of long-term debt	11,000	11,000
Billings in excess of services provided	30,894	35,639

Total current liabilities	291,155	367,092
Long-term debt, net of current portion	700,000	700,000
Deferred income taxes	167,463	161,932
Other liabilities	95,497	98,757

Total liabilities	1,254,115	1,327,781

Stockholders’ equity
Preferred stock, $0.01 par value; shares authorized — 5,000; none outstanding	—	—
Common stock, $0.01 par value; shares authorized — 75,000; shares issued and outstanding — 41,485 (2015) and 41,181 (2014)	415	412
Additional paid-in capital	404,475	393,174
Retained earnings	813,114	789,428
Accumulated other comprehensive loss	(100,750)	(80,268)

Total stockholders’ equity	1,117,254	1,102,746

Total liabilities and stockholders’ equity	$2,371,369	$2,430,527